EXHIBIT 99.1
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                                     [LOGO]

                                STOCK ORDER FORM

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DEADLINE                                                              --------------------------------------------------------------
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This order form, properly executed and with the full payment must     Number of               Purchase                     Total
and will be deemed received upon the date and the time of delivery    Shares                  Price                        Amount
of the form to one of our offices.  Please submit your order using
the enclosed postage-paid envelope or hand-delivering the order                X                 $10.00           =        $
form to Carnegie Savings Bank.                                        --------                -----------                   --------
                                                                      --------------------------------------------------------------

NUMBER OF SHARES
----------------

Fill in the number of shares you wish to purchase and the total       --------------------------------------------------------------
amount due.  No fractional shares will be issued.  The minimum
order is 25 shares.  With the exception of the ESOP, no person (or    [  ]   Enclosed is a check or money order payable
persons who have subscription rights through a single account)               to Carnegie Financial Corporation for
may purchase in the Offerings more than 5,000 shares of Common               $
Stock and no person (or persons who have subscription rights                  --------.
through a single account), together with associates of persons
acting in concert with such person, may purchase in the aggregate     [  ]   I authorize withdrawal from the following
more than 7,500 shares of Common Stock.  See the Prospectus for              Carnegie Savings Bank account(s):
a description of purchase limitations, including how to determine
whether your purchases will be aggregated with any associates or             Account Number(s)                             Amount
persons acting in concert.                                                                                                 $
                                                                             ------------------------------------          ---------
METHOD OF PAYMENT                                                                                                          $
-----------------                                                            ------------------------------------          ---------
                                                                                                                           $
Check the appropriate box(es).  You may pay by cash, check, or               ------------------------------------          ---------
money order.  If paying by check or money order, please make it              Total Withdrawal                              $
payable to Carnegie Financial Corporation.  If paying by cash,                                                             ---------
please hand-deliver your order form.  Your funds will earn interest
at the interest rate paid on passbook savings accounts from the date         No penalty for early withdrawal
of receipt until the offering is completed.  You may also wish to
pay by authorizing withdrawal from your Carnegie Savings Bank                -------------------------------------------------------
savings or certificate account(s).  If paying by withdrawal, please list the appropriate account number(s); these designated funds will continue to earn interest at the contractual rate, but cannot be
withdrawn by you.                                                            -------------------------------------------------------

                                                                                --------------------------------------------------
STOCK REGISTRATION                                                              Name(s) in which stock is to be registered.
------------------

Print the name(s) in which you want the stock registered.  If you               --------------------------------------------------
are a voting member, to protect your priority over other purchasers             Name(s) in which stock is to be registered.
as described in the Prospectus, you must take ownership in at least one of the account holders' names.
                                                                                --------------------------------------------------
Enter the Social Security Number (or Tax I.D. Number) of a                      Address
registered owner.  Only one number is required.

Indicate the manner in which you wish to take ownership by                      --------------------------------------------------
checking the appropriate box.  If necessary, check "Other" and                  City                               County
note ownership such as corporation, estate or trust.  If stock is purchased for a trust, the date of the trust agreement and trust title
must be included.  See the reverse side of this form for registration           --------------------------------------------------
guidelines.                                                                     State                              Zip Code


                                                                                --------------------------------------------------
                                                                                Social Security # or Tax ID #


                                                                                [ ] Individual [ ]Joint Tenants [ ]Tenants in Common
                                                                                [ ] Uniform Transfer to Minors
                                                                                [ ] Other
                                                                                         ---------------------------------------

                                                                                ----------------------------------------------------
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                         Carnegie Financial Corporation

                        GUIDELINES FOR REGISTERING STOCK

         For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Carnegie Financial Corporation stock certificate(s). If you have any questions, please consult your legal advisor. Stock ownership must be registered in one of the following manners:

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INDIVIDUAL  Avoid  the  use  of  two  initials.  Include  the  first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc.

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JOINT     Joint  ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and," do not connect with "or". Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). TENANTS IN COMMON Tenants in common may be specified to identify two or more owners. When stock is held in a tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

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UNIFORM   Stock  may  be  held in the name of a custodian  for a minor under the
TRANSFER Uniform Gifts to Minors laws of the individual states. There may be TO MINORS only one custodian and one minor designated on a stock certificate.
          The  standard   abbreviation   of  custodian  is  "CUST,"   while  the
          description "Uniform Gifts to Minors Act" is abbreviated "UNIF GIFT MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Delaware Uniform Gifts to Minors Act will be abbreviated.

                        JOHN P. JONES CUST SUSAN A. JONES
                        UNIF GIFT MIN ACT

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FIDUCIARIES            Stock held in a fiduciary capacity must contain the following:
                  1.   The name(s) of the fiduciary --
                       *   If an individual, list the first given name, middle initial, and last name.
                       *   If a corporation, list the corporate title.
                       *   If an individual and a corporation, list the corporation's title before the initial.
                  2.   The fiduciary capacity --
                       *   Administrator
                       *   Conservator
                       *   Committee
                       *   Executor
                       *   Trustee
                       *   Personal Representative
                       *   Custodian
                  3.   The type of document governing the fiduciary relationship.  Generally, such relationships are either under a form of living trust agreement or pursuant to a court order.  Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
                  4.   The date of document governing the relationship. The date of the document need not be used in the description of a trust created by a will.
                  5.   Either of the following:
                           The name of the maker, donor or testator
                                            or
                           The name of the beneficiary
                           Example of Fiduciary Ownership:
                           JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                           UNDER AGREEMENT DATED ___/___/97

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NASD AFFILIATIONS
-----------------

Please refer to the National Association of Securities Dealers, Inc.,           [ ] Check here and initial below if you are a member
("NASD") affiliation section and check the box, if applicable.  The             of the NASD or a person associated with an NASD
NASD Interpretation With Respect to Free-Riding and Withholding                 member or a partner with a securities brokerage firm
(the "Interpretation") restricts the sale of a "hot issue" (securities          or a partner with a securities brokerage firm or a
that trade at a premium in the aftermarket) to NASD members,                    member of the immediate family of any such person to
persons associated with NASD members (i.e., an owner, director,                 whose support such person contributes directly or
officer, partner, employee, or agent of a NASD member) and                      indirectly or if you have an account in which a NASD
certain members of their families.  Such persons are requested to               member or a person associated with a NASD member has
indicate that they will comply with certain conditions required for             a beneficial interest.  I agree (i) not to sell,
an exemption from the restrictions.                                             transfer or hypothecate the stock for a period of
                                                                                three months following issuance, and (ii) to report
                                                                                this stock purchase in writing to the applicable
                                                                                NASD member I am associated with within one day of
TELEPHONE INFORMATION                                                           the payment for the stock.  (Initials)
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Please enter both a daytime and an evening telephone number                     Daytime Phone (   )
where you may be reached in the event we cannot execute your                                        ---------------
order as given.  Please include your area code.                                 Evening Phone (   )
                                                                                                    ---------------


                                 ACKNOWLEDGMENT
                                 --------------


Sign and date the order form.  When purchasing as a custodian,                  I (we understand that, after receipt by Carnegie
corporate officer, etc., add your full title to your signature.  An             Financial Corporation this order may not be modified
additional signature is required only when payment is by                        or withdrawn without the consent of Carnegie
withdrawal from an account that requires more than one signature                Financial Corporation or Carnegie Savings Bank.
to withdraw funds.  Your order will be filled according to the                  Further, I (we) certify that my (our) purchase does
provisions of the Plan of Conversion as described in the                        not conflict with the purchase limitations in the
Prospectus.                                                                     Plan of Conversion and that the shares being
                                                                                purchased are for my (our) account only and that
I (WE) ACKNOWLEDGE THAT THIS SECURITY IS NOT                                    there is no present agreement or understanding
A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT                                         regarding any subsequent sale or transfer of such
FEDERALLY INSURED AND IS NOT GUARANTEED BY                                      shares.  Under penalties of perjury, I (we) certify
CARNEGIE SAVINGS BANK OR THE FEDERAL                                            that: (1) the Social Security Number or Tax
GOVERNMENT.                                                                     Identification Number given above is correct; and
                                                                                (2) I (we) am (are) not subject to backup
I (we) further certify that I (we) received a Prospectus prior to               withholding.  INSTRUCTIONS:  YOU MUST CROSS OUT #2
purchasing the Common Stock of Carnegie Financial Corporation                   ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL
and acknowledge the terms and conditions described therein.  The                REVENUE SERVICE THAT YOU ARE SUBJECT TO WITHHOLDING
Prospectus that I (we) received contains disclosure concerning the              BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON
nature of the security being offered and describes the risks                    YOUR TAX RETURN.
involved in the investment.  These include, among others, (i) lack of active market for common stock; (ii) potential impact of changes in interest rates and the current interest rate environment; (iii) asset quality; (iv) decreased return on equity and increased expenses
immediately after conversion; (v) anti-takeover provisions and                  ----------------------------------------------------
statutory provisions that could discourage hostile acquisitions of              Signature                               Date
control; (vi) possible voting control by directors and officers; (vii)
possible dilutive effect of RSP and stock options; (viii) financial institution regulation and future of the thrift industry, and (ix)
restrictions on repurchases of shares.

If anyone asserts that this security is federally insured or                    ----------------------------------------------------
guaranteed, or is as safe as an insured deposit, I (we) should call             Additional Signature (if required)      Date
the Office of Thrift Supervision Regional Director for the
Northeast Region, at (201) 413-1000.

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                     THIS ORDER NOT VALIDATED UNLESS SIGNED

                 FOR ASSISTANCE, PLEASE CALL OUR STOCK CENTER AT
                 (412) 276-0535 (CARNEGIE FINANCIAL CORPORATION)
               FROM 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY